Exhibit 10.25

AMENDMENT TO EMPLOYMENT AGREEMENT
BY AND BETWEEN
GLOBAL ENERGY GROUP, INC.
AND
THOMAS HEBERT

     THIS AMENDMENT (the “Amendment”) to the EMPLOYMENT AGREEMENT (the “Employment Agreement”) is made and entered in to as of January 1, 2005 (the “Effective Date”), by and between GLOBAL ENERGY GROUP, INC., a Delaware corporation (“Global”) and Thomas Hebert (“Employee”).

     WHEREAS, Global and Employee desire to enter into this Amendment to assure Global of the services of Employee and to set forth the respective rights and duties of the parties hereto:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth in the Employment Agreement and herein, and other good and valuable consideration the receipt of and sufficiency of which hereby are acknowledged by the parties, Global and Employee agree to amend the Employment Agreement as follows:

AMENDMENT I

     Section 1.3 Location. Will be amended as indicated below:

The principal place of employment will be in close proximity to Odessa, Florida; provided, however, Employee shall, if reasonably necessary, engage in reasonable travel in the performance of Employee’s duties under this Agreement.

AMENDMENT II

     Section 3.1 Base Salary. Will be amended as indicated below:

As compensation for the services to be rendered by Employee, Global shall pay Employee, during the Employment Term, an annual base salary (as in effect from time to time, “Base Salary”) of not less than $125,000. The Base Salary shall accrue monthly (prorated for periods of less than a month) and shall be paid in accordance with Global’s standard payroll practices. The Base Salary will be reviewed annually, or, more frequently, as appropriate, as recommended by the President and approved by the Board of Directors for upward, but not downward, adjustment in its sole discretion.

AMENDMENT III

Section 3.5 Life Insurance. Global will use its best commercial efforts to secure a term life insurance policy in the amount of $2,000,000 on the life of Employee with Global and the Employee’s estate as equal beneficiaries. Such policy will not be provided if the annual cost of such policy exceeds $10,000.

AMENDMENT IV

     Section 5.1 Non-Competition. Will be amended as indicated below:

Without the express written consent of the Board of Directors, with the exception of 3H Contracting, Inc., Employee shall not directly or indirectly, own any interest in, participate or engage in, assist, render any services (including advisory services) to, become associated with, work for, serve (in any capacity whatsoever, including, without limitation, as an employee, consultant, advisor, agent, independent contractor, officer or director) or otherwise become in any way or manner connected with the ownership, management, operation, or control of, any business, firm, corporation, partnership or other entity (collectively referred to herein as a “Person”) that engages in, or assists others in engaging in or conducting any business, which deals, directly or indirectly, in products or services similar to or competitive with the Company’s product line or services in the United States; provided, however, the above shall not be deemed to exclude Employee from acting as director of another corporation with the consent of the Company’s Board of Directors; provided further, however, that the above shall not be deemed to prohibit Employee from owning or acquiring securities issued by any corporation whose securities are listed with a national securities exchange or are traded in the over-the-counter market, provided that Employee at no time owns, directly or indirectly, beneficially or otherwise, five (5%) percent or more of any class of any such corporation’s outstanding capital stock. In addition, Employee will not be deemed to have violated the terms of this Section 5.1 as it relates to any ownership or services rendered to separate entities which have been formed for the purpose of developing certain patents or technologies, the rights to which Global previously held.

All other terms of the Employment Agreement remain effective.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement as of the date first written above.

GLOBAL ENERGY GROUP, INC A Delaware Corporation

/s/ John R. Bailey
John R. Bailey
President

EMPLOYEE

/s/ Thomas Hebert
Thomas Hebert
Address:	1340 Eastwood Drive
Lutz, Florida 33549